Exhibit 99.1
AirSculpt Technologies Announces First Quarter 2023 Results, Reaffirms 2023 Guidance and Announces London Opening
MIAMI BEACH, Fla., May 12, 2023 (GLOBE NEWSWIRE) – AirSculpt Technologies, Inc. (NASDAQ:AIRS)(“AirSculpt” or the “Company”), a national provider of premium body contouring procedures, today announced results for the first quarter ended March 31, 2023.

•Cases increased 15.3% over the prior year period to 3,640
•Revenue increased 15.9% over the prior year to $45.8 million
•Diluted loss per share for the quarter of $(0.00)
•Diluted adjusted net income per share for the quarter of $0.10
•Cash flow from operating activities of $6.2 million
•Net loss of $(14) thousand for the quarter compared to $(693) thousand in the prior year period
•Adjusted EBITDA increased 9.5% over prior year period to $10.7 million
“We are pleased with a strong first quarter for AirSculpt as demonstrated by 15% case growth over the prior year quarter," said Dr. Aaron Rollins, Executive Chairman of the Board of AirSculpt Technologies. "We have made great progress on our new center openings. Orange County started performing cases this past month and we are excited to announce we have received approval to open our flagship center in London. We also expect to begin performing cases this month in Austin. I am excited about the outlook for the business and the momentum we are carrying into the remainder of the year.”

Todd Magazine, Chief Executive Officer of AirSculpt Technologies, stated, "I am pleased with the sustained momentum in our revenue growth and the demonstrated progress we are making on our cost management initiatives. I am confident that we are well-positioned for profitable and sustainable long-term growth which will allow us to expand our brand and deliver value to our shareholders.”
First Quarter 2023 Results
Case volume was 3,640 for the first quarter of 2023, representing growth of 15.3% over the prior year period case volume of 3,156. Revenue for the first quarter of 2023 increased by 15.9% to $45.8 million from $39.5 million in the prior year period. Net loss for the quarter was $(14.0) thousand. The Company’s adjusted EBITDA for the quarter was $10.7 million compared to $9.8 million for the prior year period.
2023 Outlook
The Company continues to project full year 2023 revenue and adjusted EBITDA guidance as follows:
•Revenues in a range of $187 to $192 million
•Adjusted EBITDA in a range of $48 to $50 million
The Company expects to open a total of five new centers, three in the first half of the year and two in the second half of the year. For additional information on forward-looking statements, see the section titled "Forward-Looking Statements" below.
Liquidity
As of March 31, 2023, the Company had $11.3 million in cash and cash equivalents and $5.0 million of borrowing capacity under its revolving credit facility. The Company generated $6.2 million in operating cash flow for the three months ended March 31, 2023, compared to $7.1 million for the same period of 2022.

Conference Call Information
AirSculpt will hold a conference call today, May 12, 2023 at 8:30 am (Eastern Time). The conference call can be accessed by dialing 1-877-407-9716 (toll-free domestic) or 1-201-493-6779 (international) using the conference ID 13738277 or by visiting the link below to request a return call for instant telephone access to the event.
https://callme.viavid.com/viavid/?callme=true&passcode=13725116&h=true&info=company&r=true&B=6

The live webcast may be accessed via the investor relations section of the AirSculpt Technologies website at https://investors.elitebodysculpture.com. A replay of the webcast will be available for approximately 90 days following the call.
To learn more about AirSculpt Technologies, please visit the Company's website at https://investors.elitebodysculpture.com. AirSculpt Technologies uses its website as a channel of distribution for material Company information. Financial and other material information regarding AirSculpt Technologies is routinely posted on the Company's website and is readily accessible.
About AirSculpt
AirSculpt is an experienced, fast-growing national provider of body contouring procedures delivering a premium consumer experience under its brand, Elite Body Sculpture. At Elite Body Sculpture, we provide custom body contouring using our proprietary AirSculpt® method that removes unwanted fat in a minimally invasive procedure, producing dramatic results. It is our mission to generate the best results for our patients.
Forward-Looking Statements
This press release contains forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties, and assumptions about us, may include projections of our future financial performance, our anticipated growth strategies, and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance, or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including those factors discussed in the section titled “Risk Factors” in our Annual Report on Form 10-K.
Our future results could be affected by a variety of other factors, including, but not limited to, failure to open and operate new centers in a timely and cost-effective manner; inability to open new centers due to rising interest rates and increased operating expenses due to rising inflation; shortages or quality control issues with third-party manufacturers or suppliers; competition for surgeons; litigation or medical malpractice claims; inability to protect the confidentiality of our proprietary information; changes in the laws governing the corporate practice of medicine or fee-splitting; changes in the regulatory, economic and other conditions of the states and jurisdictions where our facilities are located; and business disruption or other losses from war, pandemic, terrorist acts or political unrest.
The risk factors discussed in “Risk Factors” in our Annual Report on Form 10-K could cause our results to differ materially from those expressed in the forward-looking statements made in this press release.
There also may be other risks that are currently unknown to us or that we are unable to predict at this time.
Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. Forward-looking statements speak only as of the date they were made, and we are under no duty to update any of these forward-looking statements after the date of this press release to conform our prior statements to actual results or revised expectations.
Use of Non-GAAP Financial Measures

The Company reports financial results in accordance with generally accepted accounting principles in the United States (“GAAP”), however, the Company believes the evaluation of ongoing operating results may be enhanced by a presentation of Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income and Adjusted Net Income per Share, which are non-GAAP financial measures. Although the Company provides guidance for adjusted EBITDA, it is not able to provide guidance for net income, the most directly comparable GAAP measure. Certain elements of the composition of net income, including equity-based compensation, are not predictable, making it impractical for us to provide guidance on net income or to reconcile our adjusted EBITDA guidance to net income without unreasonable efforts. For the same reasons, the Company is unable to address the probable significance of the unavailable information regarding net income, which could be material to future results.
These non-GAAP financial measures are not intended to replace financial performance measures determined in accordance with GAAP. Rather, they are presented as supplemental measures of the Company's performance that management believes may enhance the evaluation of the Company's ongoing operating results. These non-GAAP financial measures are not presented in accordance with GAAP, and the Company’s computation of these non-GAAP financial measures may vary from similar measures used by other companies. These measures have limitations as an analytical tool and should not be considered in isolation or as a substitute or alternative to revenue, net income, operating income, cash flows from operating activities, total indebtedness or any other measures of operating performance, liquidity or indebtedness derived in accordance with GAAP.

AirSculpt Technologies, Inc. and Subsidiaries
Selected Consolidated Financial Data
(Dollars in thousands)

	Three Months Ended March 31,
	2023	2022
Revenue	$45,813	$39,544
Operating expenses:
Cost of service	18,017	14,662
Selling, general and administrative	23,882	24,167
Depreciation and amortization	2,336	1,886
Gain on disposal of long-lived assets	(184)	—
Total operating expenses	44,051	40,715
Income/(loss) from operations	1,762	(1,171)
Interest expense, net	1,735	1,492
Pre-tax net income/(loss)	27	(2,663)
Income tax expense/(benefit)	41	(1,970)
Net loss	$(14)	$(693)

Loss per share of common stock
Basic	$(0.00)	$(0.01)
Diluted	$(0.00)	$(0.01)
Weighted average shares outstanding
Basic	56,443,370	55,640,154
Diluted	56,443,370	55,640,154

AirSculpt Technologies, Inc. and Subsidiaries
Selected Financial and Operating Data
(Dollars in thousands, except per case amounts)

	March 31, 2023	December 31, 2022
Balance Sheet Data (at period end):
Cash and cash equivalents	$11,283	$9,616
Total current assets	17,887	16,676
Total assets	$209,521	$200,759

Current portion of long-term debt	$2,125	$2,125
Deferred revenue and patient deposits	3,891	2,358
Total current liabilities	21,515	22,318
Long-term debt, net	81,148	81,420
Total liabilities	$134,293	$129,993

Total stockholders’ equity	$75,228	$70,766

	Three Months Ended March 31,
	2023	2022
Cash Flow Data:
Net cash provided by (used in):
Operating activities	$6,219	$7,080
Investing activities	(3,815)	(4,274)
Financing activities	(737)	(924)

	Three Months Ended March 31,
	2023	2022
Other Data:
Number of facilities	23	19
Number of total procedure rooms	49	36

Cases	3,640	3,156
Revenue per case	$12,586	$12,530
Adjusted EBITDA (1)	$10,721	$9,788
Adjusted EBITDA margin (2)	23.4%	24.8%
(1) A reconciliation of this non-GAAP financial measure appears below.
(2) Defined as Adjusted EBITDA as a percentage of revenue.

AirSculpt Technologies, Inc. and Subsidiaries
Supplemental Information
(Dollars in thousands, except per case amounts)

	Three Months Ended March 31,
	2023	2022
Same-center Information (1):
Cases	3,155	3,127
Case growth	0.9%	N/A
Revenue per case	$12,676	$12,510
Revenue per case growth	1.3%	N/A
Number of facilities	18	18
Number of total procedure rooms	38	35

(1) For the three months ended March 31, 2023 and 2022, we define same-center case and revenue growth as the growth in each of our cases and revenue at facilities that have been owned and operated since January 1, 2022. We define same-center facilities and procedure rooms as facilities and procedure rooms that have been owned or operated since January 1, 2022.

AirSculpt Technologies, Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
(Dollars in thousands)
We report our financial results in accordance with GAAP, however, management believes the evaluation of our ongoing operating results may be enhanced by a presentation of Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income and Adjusted Net Income per Share, which are non-GAAP financial measures.
We define Adjusted EBITDA as net income/(loss) excluding depreciation and amortization, net interest expense, income tax expense/(benefit), pre-opening de novo and relocation costs, restructuring and related severance costs, IPO related costs, (gain)/loss on disposal of long-lived assets, and equity-based compensation.
We define Adjusted Net Income as net income/(loss) excluding pre-opening de novo and relocation costs, restructuring and related severance costs, IPO related costs, (gain)/loss on disposal of long-lived assets, and equity-based compensation.
We include Adjusted EBITDA and Adjusted Net Income because they are important measures on which our management assesses and believes investors should assess our operating performance. We consider Adjusted EBITDA and Adjusted Net Income to be an important measure because they help illustrate underlying trends in our business and our historical operating performance on a more consistent basis. Adjusted EBITDA has limitations as an analytical tool including: (i) Adjusted EBITDA does not include results from equity-based compensation and (ii) Adjusted EBITDA does not reflect interest expense on our debt or the cash requirements necessary to service interest or principal payments. Adjusted Net Income has limitations as an analytical tool because it does not include results from equity-based compensation.
We define Adjusted EBITDA Margin as Adjusted EBITDA as a percentage of revenue. We define Adjusted Net Income per Share as Adjusted Net Income divided by weighted average basic and diluted shares. We included Adjusted EBITDA Margin and Adjusted Net Income per Share because they are important measures on which our management assesses and believes investors should assess our operating performance. We consider Adjusted EBITDA Margin and Adjusted Net Income per Share to be important measures because they help illustrate underlying trends in our business and our historical operating performance on a more consistent basis.
The following table reconciles Adjusted EBITDA and Adjusted EBITDA Margin to net (loss)/income, the most directly comparable GAAP financial measure:

	Three Months Ended March 31,
	2023	2022
Net loss	$(14)	$(693)
Plus
Equity-based compensation	4,388	7,316
IPO related costs	—	731
Pre-opening de novo and relocation costs	1,265	847
Restructuring and related severance costs	1,154	179
Depreciation and amortization	2,336	1,886
Gain on disposal of long-lived assets	(184)	—
Interest expense, net	1,735	1,492
Income tax expense/(benefit)	41	(1,970)
Adjusted EBITDA	$10,721	$9,788
Adjusted EBITDA Margin	23.4%	24.8%

AirSculpt Technologies, Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
(Dollars in thousands)
The following table reconciles Adjusted Net Income and Adjusted Net Income per Share to net loss, the most directly comparable GAAP financial measure:

	Three Months Ended March 31,
	2023	2022
Net loss	$(14)	$(693)
Plus
Equity-based compensation	4,181	7,045
IPO related costs	—	541
Pre-opening de novo and relocation costs	936	627
Restructuring and related severance costs	854	132
Gain on disposal of long-lived assets	(136)	—
Adjusted net income	$5,821	$7,652

Adjusted net income per share of common stock (1)
Basic	$0.10	$0.14
Diluted	$0.10	$0.14
Weighted average shares outstanding
Basic	56,443,370	55,640,154
Diluted	57,309,392	56,244,711
(1)    Diluted Adjusted Net Income Per Share is computed by dividing adjusted net income by the weighted-average number of shares of common stock outstanding adjusted for the dilutive effect of all potential shares of common stock.

Investor Contact
Steven Halper/Caroline Paul
Managing Directors, LifeSci Advisors
investors@elitebodysculpture.com

Media Contact
Stephanie Evans Greene
Chief Marketing Officer
AirSculpt Technologies, Inc.
sevansgreene@elitebodysculpture.com